Exhibit 99.1

Annovis Bio Appoints Henry Hagopian III as Chief Financial Officer

BERWYN, PA., Aug. 29, 2022 /PRNewswire/ -- Annovis Bio, Inc. (NYSE: ANVS) (“Annovis” or the “Company”), a clinical-stage drug platform company addressing neurodegenerative diseases, announced the appointment of Henry Hagopian III as Chief Financial Officer, effective immediately.  Mr. Hagopian comes to Annovis with 30 years of finance and accounting experience, including 15 years of increasing responsibility at Organogenesis, a leading publicly-traded regenerative medicine company.  The company has also announced that Jeff McGroarty has stepped away from his role as Chief Financial Officer to pursue other interests.  Mr. McGroarty will assist in an orderly transition of his duties over the next several weeks.

“The company has made substantial progress and is now reaching an exciting inflection point given the advancement of buntanetap into Phase 3 clinical trials,” said Maria L. Maccecchini, Ph.D., Founder, President, and CEO of Annovis.  “Looking at the future of Annovis, Henry is an excellent addition to our team and will help take the company to the next level given his extensive experience in finance, accounting and strategic execution. I look forward to working closely with him to advance our mission of revolutionizing the treatment of neurodegenerative diseases.”

“This is an exciting moment to be joining Annovis as it continues its mission to improve the lives of those suffering from neurodegenerative disorders,” said Mr. Hagopian. “I’m excited to join this dynamic and talented team and look forward to working with the management to advance the pipeline and contribute to its success. I share the management team’s passion to advance buntanetap forward, having experienced the devastating effects of neuro degenerative disease in my own family and among close friends.”

Mr. Hagopian joins Annovis from Organogenesis, a Nasdaq-listed leading regenerative medicine company, where he spent 15 years of increasing responsibility, most recently as Senior Vice President, Finance and Treasurer.  In 2020, he was the company’s interim Chief Financial Officer. Mr. Hagopian has an extensive background in corporate accounting, financial reporting, treasury operations, financial planning & analysis (FP&A), and investor relations.

Mr. Hagopian received both an MBA and an MS in Accounting from the Carroll Graduate School of Management at Boston College and a BS in Economics and Finance, Summa cum laude, from the Silberman College of Business at Farleigh Dickinson University.

About Annovis Bio, Inc.

Headquartered in Berwyn, Pennsylvania, Annovis Bio, Inc. is a clinical-stage, drug platform company developing transformative therapies that treat neurodegenerative disorders such as Alzheimer’s disease (AD), Parkinson’s disease (PD) and other chronic and acute neurodegenerative diseases. The Company believes that it is the only company developing a drug that inhibits more than one neurotoxic protein, improves the information highway of the nerve cell, known as axonal transport, reduces inflammation and protects nerve cells from dying in chronic and acute neurodegeneration. Annovis conducted two Phase 2 studies: one in AD patients and one in both AD and PD patients. In the AD/PD study, buntanetap showed improvements in cognition and memory in AD as well as body and brain function in PD patients.

1

For more information on Annovis Bio, please visit the Company’s website www.annovisbio.com and follow us on LinkedIn and Twitter.

Forward-Looking Statements

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words, and include, without limitation, statements regarding the timing, effectiveness, and anticipated results of buntanetap clinical trials. Forward-looking statements are based on Annovis Bio, Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Annovis Bio, Inc. undertakes no duty to update such information except as required under applicable law.

###

Media and Investor Contact:

Nic Johnson

Russo Partners, LLC

(303) 482-6405

nic.johnson@russopartnersllc.com

2